EXHIBIT 25(b)

                         TO FORM 10-K

                         ANNUAL REPORT

                              OF

                   VULCAN MATERIALS COMPANY

          FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993

           UNDER THE SECURITIES EXCHANGE ACT OF 1934



        FINANCIAL STATEMENTS REQUIRED BY FORM 11-K WITH

     RESPECT TO THE VULCAN MATERIALS COMPANY CONSTRUCTION

     MATERIALS DIVISIONS HOURLY EMPLOYEES SAVINGS PLAN FOR

 THE FISCAL YEAR ENDED DECEMBER 31, 1993, AND THE INDEPENDENT

      CERTIFIED ACCOUNTANTS' CONSENT WITH RESPECT THERETO



         FILED AS AN AMENDMENT TO THE VULCAN MATERIALS

          COMPANY ANNUAL REPORT ON FORM 10-K FOR THE

             FISCAL YEAR ENDED DECEMBER 31, 1993,

                  AS PERMITTED BY RULE 15d-21

           UNDER THE SECURITIES EXCHANGE ACT OF 1934



                   VULCAN MATERIALS COMPANY


VULCAN MATERIALS COMPANY
CONSTRUCTION MATERIALS DIVISIONS
HOURLY EMPLOYEES SAVINGS PLAN



FINANCIAL STATEMENTS FOR THE YEARS

ENDED DECEMBER 31, 1993 AND 1992, AND

INDEPENDENT AUDITORS' REPORT.


                    VULCAN MATERIALS COMPANY
               CONSTRUCTION MATERIALS DIVISIONS
                 HOURLY EMPLOYEES SAVINGS PLAN


Table of Contents
                                                               Page

Independent Auditors' Report

Financial Statements of the Vulcan Materials Company
   Construction Materials Divisions Hourly Employees
   Savings Plan:

     Statements of Net Assets Available for Benefits as of December 31, 1993 and 1992

     Statements of Changes in Net Assets Available for Benefits for the Years Ended
        December 31, 1993 and 1992

     Notes to Financial Statements

     Independent Auditors' Consent




INDEPENDENT AUDITORS' REPORT

To the Administrative Committee of Vulcan Materials Company
  Construction Materials Divisions Hourly Employees Savings Plan:

We have audited the accompanying statements of net assets available for benefits of the Vulcan Materials Company Construction Materials Divisions Hourly Employees Savings Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1993 and 1992, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information by fund is presented for the purpose of additional analysis of the basic financial statements rather than to present information regarding the net assets available for benefits and changes in net assets available for benefits of the individual funds, and is not a required part of the basic financial statements. This supplemental information is the responsibility of the Plan's management. Such supplemental information by fund has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/s/ Deloitte & Touche
Birmingham, Alabama
June 15, 1994


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 33-24051 of Vulcan Materials Company on Form S-8 of our reports dated February 4, 1994 and June 15, 1994, appearing in the Annual Report on Form 10-K of Vulcan Materials Company for the year ended December 31, 1993 and in the Annual Report on Form 11-K of the Vulcan Materials Company Construction Materials Divisions Hourly Employees Savings Plan for the year ended December 31, 1993, respectively. We also consent to the reference to us under the heading "Experts" in the Registration Statement.


/s/ Deloitte & Touche
Birmingham, Alabama
June 24, 1994

VULCAN MATERIALS COMPANY
CONSTRUCTION MATERIALS DIVISIONS HOURLY EMPLOYEES SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1993 AND 1992

                                                               1993                                                1992

                                                 Supplemental Information by Fund                 Supplemental Information by Fund
                                                                            Vulcan                                           Vulcan
                                                                Large    Materials                                Large   Materials
                                                 Guaranteed   Companies    Company                  Guaranteed  Companies   Company
                                                 Investment    Common       Common                  Investment   Common      Common
                                       Total      Contracts     Stock        Stock        Total      Contracts    Stock       Stock
ASSETS:
INVESTMENTS [Cost of $7,820,483
  (1993) and $6,547,388 (1992)]
  (Notes 1, 3 & 5):
    Collective short-term investment   $24,691      $22,725       $948      $1,018       $15,722      $15,661         $4        $57
    Guaranteed investment
      contracts                      6,683,740    6,683,740                            5,755,856    5,755,856
    Commingled funds holding
      principally common stock         224,756                 224,756                   149,481                 149,481
    Fund holding principally
      Vulcan Materials Company
      common stock                   1,057,500                            1,057,500      786,523                            786,523

           Total investments         7,990,687    6,706,465    225,704    1,058,518    6,707,582    5,771,517    149,485    786,580

RECEIVABLE FROM VULCAN
  MATERIALS COMPANY:
    Employer contributions              35,655       35,655                               34,479       34,479
    Employee contributions             134,072       92,472      5,788       35,812      127,400       93,409      5,117     28,874

           Total receivable            169,727      128,127      5,788       35,812      161,879      127,888      5,117     28,874

TOTAL ASSETS                         8,160,414    6,834,592    231,492    1,094,330    6,869,461    5,899,405    154,602    815,454

TRANSFERS IN PROCESS                                              (601)         601                   (14,428)     1,998     12,430


NET ASSETS AVAILABLE
  FOR BENEFITS                      $8,160,414   $6,834,592   $230,891   $1,094,931   $6,869,461   $5,884,977   $156,600   $827,884

See notes to financial statements.


VULCAN MATERIALS COMPANY
CONSTRUCTION MATERIALS DIVISIONS HOURLY EMPLOYEES SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992

                                                                 1993                                             1992

                                                  Supplemental Information by Fund               Supplemental Information by Fund
                                                                              Vulcan                                         Vulcan
                                                                 Large     Materials                              Large    Materials
                                                  Guaranteed   Companies     Company                Guaranteed   Companies  Company
                                                  Investment     Common       Common                Investment    Common     Common
                                         Total     Contracts     Stock         Stock       Total    Contracts      Stock      Stock
ADDITIONS TO NET ASSETS ATTRIBUTED TO:

INVESTMENT INCOME (LOSS):
  Interest                             $404,902     $404,032        $93         $777     $431,796    $430,984       $173      $639
  Dividends                              24,359                               24,359       16,517                           16,517
  Net investment gains (losses):
    Realized                                664                     664                     1,087                  1,087
    Unrealized (Note 4)                  10,010                  31,239      (21,229)     190,947                 20,774   170,173
        Net investment income           439,935      404,032     31,996        3,907      640,347     430,984     22,034   187,329

CONTRIBUTIONS (Note 2):
  Participants                        1,394,709      980,516     57,824      356,369    1,326,654     989,942     53,829   282,883
  Vulcan Materials Company              370,925      370,925                              374,267     374,267
        Total contributions           1,765,634    1,351,441     57,824      356,369    1,700,921   1,364,209     53,829   282,883

REDISTRIBUTION OF PARTICIPANTS'
  INVESTMENT OPTION UNDER THE PLAN                   (62,926)     5,737       57,189                  (46,773)    10,706    36,067

TRANSFERS FROM OTHER PLANS (Note 6)       9,264        7,388        938          938       32,169      20,000     12,169

TOTAL ADDITIONS                       2,214,833    1,699,935     96,495      418,403    2,373,437   1,768,420     98,738   506,279

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:

WITHDRAWALS BY PARTICIPANTS (Note 2)   (923,880)    (750,320)   (22,204)    (151,356)  (1,137,049)   (983,599)   (35,340) (118,110)

NET INCREASE                          1,290,953      949,615     74,291      267,047    1,236,388     784,821     63,398   388,169

NET ASSETS AVAILABLE FOR BENEFITS:
  BEGINNING OF YEAR                   6,869,461    5,884,977    156,600      827,884    5,633,073   5,100,156     93,202   439,715

  END OF YEAR                        $8,160,414   $6,834,592   $230,891   $1,094,931   $6,869,461  $5,884,977   $156,600  $827,884

See notes to financial statements.


VULCAN MATERIALS COMPANY
CONSTRUCTION MATERIALS DIVISIONS
HOURLY EMPLOYEES SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General - The financial statements of the Vulcan Materials Company Construction Materials Divisions Hourly Employees Savings Plan ("Plan") have been prepared on the accrual basis of accounting. All assets of the Plan are held by The Northern Trust Company, Chicago, Illinois ("Trustee"). Vulcan Materials Company ("Company") pays the administrative costs of the Plan, including the trustee's fees and charges.

Valuation of Investments - Investments other than guaranteed investment contracts are reported at market value. Investments in securities traded on national and over-the-counter exchanges are valued at the closing bid price of the security as of the last day of the year. Guaranteed investment contracts are reported at their contract value, which is cost increased by interest earned. The average cost of securities sold or distributed is used to determine net investment gains (losses) realized. Security transactions are recorded on the trade date. Distributions of common stock, if any, to participants are recorded at the market value of such stock at the end of the month prior to distribution.

Benefits Payable - In 1993, the Plan changed its method of accounting for benefits payable to comply with the 1993 AICPA Audit and Accounting Guide, "Audits of Employee Benefit Plans." The new guidance requires that benefits payable to persons who have withdrawn from participation in a defined contribution plan be disclosed in the footnotes to the financial statements rather than be recorded as a liability of the Plan. Such amounts as of December 31, 1992 have been reclassified to net assets available for benefits. As of December 31, 1993 and 1992, benefits of $144,667 and $66,164, respectively, were due to participants who had elected to receive a distribution from the Plan.

2.     DESCRIPTION OF THE PLAN

General - The Plan, established October 1, 1983 and restated as of May 1, 1991, is a defined contribution employee benefit plan covering all hourly employees of the Company's Southeast, Mideast, Midsouth and Southwest Divisions, as well as all non-union hourly employees of the Company's Southern and Midwest Divisions and its wholly-owned subsidiaries, Vulcan Gulf Coast Materials, Wanatah Trucking Co., Inc., Reed Crushed Stone, Reed Terminal Company, Inc. and BRT Transfer Terminal, Inc., (the "Participating Companies").

Participation and Vesting - Generally, hourly employees qualify to participate upon completion of one year of employment service. Participants are fully vested at all times.

The number of participants in the Plan at December 31, 1993 and 1992 was as follows:
                                                          1993     1992

Total participants                                       1,831    1,869

Participants included in the above total who have
  transferred to a bargaining unit not covered by
  the Plan, or are no longer employed by the Company,
  but who have vested benefits under the Plan               60      162


Funding - The Plan is funded through participants' and Company contributions. A participant may make weekly matched contributions, in multiples of $1, subject to a $5 minimum and $15 maximum. For participants with less than ten years of employment service, Company contributions equal 25% of participants' matched contributions. For participants with ten or more years of service, Company contributions equal 50% of participants' matched contributions. In addition to the matched contributions, participants may make weekly unmatched contributions in multiples of $1 subject to a $1 minimum and $10 maximum.

Allocation and Determination of Accounts - Separate accounts are maintained for each participant for matched, unmatched, Company contributions and accumulated earnings on each. Additionally, subaccounts are maintained for matched and unmatched accounts for the portion of each account that is attributable to pre-tax contributions and the portion attributable to after-tax contributions. Monthly net earnings are allocated to each participant's account in the ratio of the participant's account balance to total participants' account balances.

Distributions and Withdrawals - A participant's total account is distributed upon retirement, disability, death or termination of employment unless the account value is greater than $3,500, in which case the participant may defer until age 70-1/2. Prior to a termination of employment, participants may make partial withdrawals or may withdraw their total account, except that if a participant has not maintained a participant contribution account for the 60 months immediately preceding the voluntary withdrawal, no Company contributions which have been on deposit less than 24 months will be distributed until 24 months after the earlier of the employee's withdrawal date or the employee's termination of employment. In addition, any in-service distribution from a participant's pre-tax contributions must meet the requirements of a "hardship withdrawal," as set forth in the Plan document.

Investments - Participants' contributions are invested in three separate investment funds (see Note 5) of the Plan in proportions elected by the participant. The Company's matching contributions are invested in the fund which invests primarily in guaranteed investment contracts.

Plan Termination - In the event it becomes necessary to terminate the Plan, participants will receive a distribution of the amounts held for their accounts.

3.     INVESTMENTS

The Plan's investment assets consist of an interest in one of the investment accounts of the Vulcan Materials Company Master Trust ("Master Trust") administered by Northern Trust Company. Use of the Master Trust permits the commingling of investment assets of a number of employee benefit plans of the Participating Companies. Although the assets are commingled, the Company maintains supporting records for the purpose of allocating the investment assets and the related net earnings to the various participating employee benefit plans.

The investment accounts of the Master Trust at December 31, 1993 and 1992 are summarized as follows:
                                                     1993            1992

       Pension Investment Account               $270,465,591    $248,841,858
       Thrift Plan Investment Account            153,862,152     152,945,331
       Chemicals Savings Account                  16,135,387      14,600,590
       Construction Savings Account                8,160,414       6,869,461

                  Net assets                    $448,623,544    $423,257,240


The net assets of the Master Trust at December 31, 1993 and 1992 are summarized as follows:

                                                     1993            1992

    Commingled fund holding principally
      short-term fixed income investments,
      and loans to participants                  $18,678,781     $18,906,750
    Guaranteed investment contracts               19,803,668      17,783,818
    Fund holding principally real estate
      investments                                 12,044,398      15,171,552
    Fund holding principally intermediate-
      term fixed income investments               57,877,310      41,202,434
    Commingled funds holding principally
      common stock                               157,489,866     172,504,398
    Commingled funds holding principally
      international equity instruments            73,558,068      47,716,502
    Fund holding principally Vulcan Materials
      Company common stock                       109,171,453     109,971,786

               Net assets                       $448,623,544    $423,257,240


The total investment income by type of the Master Trust at December 31, 1993 and 1992 are summarized as follows:
                                                     1993            1992

      Interest, net                               $1,897,072      $2,112,527
      Dividends                                    2,898,022       2,732,726
      Other                                           69,745          60,668
      Net investment gains:
        Realized                                  24,636,203       9,181,194
        Unrealized                                 5,391,112      35,673,442

                                                 $34,892,154     $49,760,557

Investments held by the Plan at December 31, 1993 and 1992 respectively, are as follows:
                                                        1993            1992

        Collective short-term investments
          (cost and market)                          $24,691         $15,722

Guaranteed investment contracts (at contract value):

     Insurance     Contract   Guaranteed                                    Contract Value
      Company         Year       Rate*         Maturity Dates             1993          1992
Metropolitan Life     1990         9.33%     May 1, 1993                            $1,882,865

Metropolitan Life     1991       6.09%**     May 1, annually           $6,683,740    3,872,991

Total                                                                  $6,683,740   $5,755,856

   *  Rates are net of insurance company charges.
  **  Interest rate was 8.22% from January 1 - April 30, 1992, 7.43% from
      May 1, 1992 - April 30, 1993, and 6.09% from May 1 - December 31, 1993.

Upon maturity, the Company renegotiates new terms on these contracts.



Commingled funds:

                                               1993                    1992
                                        Cost        Market      Cost      Market
Commingled funds holding principally
  common stock - 791.30 shares
  (1993) and 622.24 shares (1992)      $165,588     $224,756   $121,552   $149,481

Fund holding principally Vulcan
  Materials Company common
  stock - 22,560 shares (1993)
  and 16,301 shares (1992)             $946,464   $1,057,500   $654,258   $786,523


4.     CHANGES IN UNREALIZED APPRECIATION (DEPRECIATION) OF INVESTMENTS

Investments held by the Plan at December 31, 1993 and 1992 and changes in unrealized appreciation (depreciation) of investments for the years then ended are summarized below:

                                                                          Current
                                         Market or                          Year          Prior Years
                                          Contract      Cumulative      Appreciation      Appreciation
                               Cost        Value       Appreciation    (Depreciation)    (Depreciation)
December 31, 1993:
Collective short-term
  investments                 $24,691      $24,691
Guaranteed investment
  contracts                 6,683,740    6,683,740
Commingled funds
  holding principally
  Common stock                165,588      224,756         $59,168         $31,239          $27,929
Fund holding principally
  Vulcan Materials
  Company common
  stock                       946,464    1,057,500         111,036         (21,229)         132,265

Total                      $7,820,483   $7,990,687        $170,204         $10,010         $160,194


December 31, 1992:
Collective short-term
  investments                 $15,722      $15,722
Guaranteed investment
  contracts                 5,755,856    5,755,856
Commingled funds
  holding principally
  common stock                121,552      149,481         $27,929         $20,774           $7,155
Fund holding principally
  Vulcan Materials
  Company common
  stock                       654,258      786,523         132,265         170,173          (37,908)

Total                      $6,547,388   $6,707,582        $160,194        $190,947         ($30,753)


5.     INVESTMENT PROGRAM

The number of participants electing each investment option is shown below:

                                                           As of December 31,
                                                              1993    1992

        (a)  A fund invested in guaranteed
                 investment contracts                          889     947

        (b)  Commingled funds invested
                 primarily in common stocks
                 of large companies                             15      15

        (c)  Common stock of Vulcan
                 Materials Company                             191     176

        (d)  Any combination of (a),
                 (b) or (c)                                    736     731


Investment managers have been appointed whose duty is to advise the trustee as to particular investments to be made. As of December 31, 1993, the investment managers were as follows:

   (1)  Large companies           Trinity Investment Management Corporation
          common stock fund       Ten Tremont Street
                                  Boston, Massachusetts 02108

   (2)  Guaranteed investment     The Northern Trust Company
          contracts and Vulcan    50 South LaSalle Street
          Materails Company       Chicago, Illinois 60675
          stock fund


6.     PLAN TRANSFERS

During 1992 and 1993, the Plan accepted rollover contributions from employees of acquired companies. During 1992, the Plan accepted rollover contributions of $32,169 from employees of Florida Mining and Materials (FMM). During 1993, the Plan accepted rollover contributions of $9,264 from employees of Thrift Brothers, Inc.


7.     TAX STATUS

The Plan obtained its latest determination letter on June 14, 1993, which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.